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EXHIBIT 99A.3

    COMBINED BALANCE SHEETS                U S WEST COMMUNICATIONS GROUP
    (UNAUDITED)
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
                                               March 31,   December 31,
    Dollars in millions                          1997         1996
    --------------------------------------   ---------------------------
    ASSETS
    Current assets:
     Cash and cash equivalents                        $81           $80
     Accounts and notes receivable                  1,540         1,622
     Inventories and supplies                         155           144
     Deferred tax asset                               142           171
     Prepaid and other                                 83            65
                                             ---------------------------
       Total current assets                         2,001         2,082
                                             ---------------------------

    Gross property, plant and equipment            32,766        32,645
    Less accumulated depreciation                  18,961        18,639
                                             ---------------------------
    Property, plant and equipment - net            13,805        14,006
    Other assets                                      856           827
                                             ---------------------------
       Total assets                               $16,662       $16,915
                                             ===========================

    LIABILITIES AND EQUITY
    Current liabilities:
     Short-term debt                                 $375          $834
     Accounts payable                               1,025           989
     Dividends payable                                258           257
     Other                                          1,537         1,387
                                             ---------------------------
       Total current liabilities                    3,195         3,467
                                             ---------------------------

    Long-term debt                                  5,657         5,664
    Postretirement and other postemployment
     benefit obligations                            2,377         2,387
    Deferred taxes, credits and other               1,390         1,480

    Communications Group equity                     4,043         3,917
                                             ---------------------------
       Total liabilities and equity               $16,662       $16,915
                                             ===========================

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